EXHIBIT 10.1

GUESS?, INC.

NON-EMPLOYEE DIRECTORS’
COMPENSATION PLAN

(As Amended and Restated Effective May 20, 2016)

1.	Establishment; Purpose of the Plan.

The Company hereby amends and restates the Plan effective as of the Shareholder Approval Date.(1) The purpose of the Plan is to enable the Company to attract and retain members of the Board who are not employed by the Company or one of its Subsidiaries and to compensate them for their service on the Board and committees of the Board.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:
“Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
“Award” means any award of Restricted Stock authorized by and granted under the Plan.
“Award Agreement” means a written document issued by the Company to a Participant setting forth the terms and conditions of an Award that has been granted under the Plan.
“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
“Combined Voting Power” means the combined voting power of the Company’s then outstanding voting securities.
“Common Stock” means the Common Stock of the Company, par value $.01 per share.
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(1) The Company maintained the Guess?, Inc. 1996 Non-Employee Directors’ Stock Grant and Stock Option Plan (as Amended and Restated Effective June 20, 2005), which was originally adopted as the Guess?, Inc. 1996 Non-Employee Directors’ Stock Option Plan on July 30, 1996. Effective May 9, 2006, the Company amended and restated such plan in its entirety as the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan (the “2006 Plan”). The 2006 Plan was approved by the Company’s stockholders on May 9, 2006, was amended on July 5, 2006, amended and restated effective as of September 28, 2007, amended effective as of December 17, 2007, and amended and restated effective as of September 13, 2010.

“Company” means Guess?, Inc., a Delaware corporation, or any successor organization.
“Eligible Director” means a person who is a member of the Board and who is not an employee of the Company or one of its Subsidiaries.
“Eligibility Date” means the first business day of each of the Company’s fiscal years, commencing with the first fiscal year that commences in 2017, while the Plan is in effect.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, on any given date, the closing price of the shares of Common Stock, as reported on the New York Stock Exchange for such date or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded; provided that if the Common Stock is not then traded on the New York Stock Exchange, Fair Market Value means the fair market value thereof as of the relevant date of determination as determined in accordance with a valuation methodology approved by the Board.
“Parent” means any corporation which is a “parent corporation” within the meaning of Section 424(e) of the Code with respect to the Surviving Entity (as defined in Section 8(b)).
“Participant” means an Eligible Director who has been granted an Award under the Plan.
“Person” means any person or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.
“Plan” means the Guess?, Inc. Non-Employee Directors’ Compensation Plan (formerly the Guess?, Inc. 2006 Non-Employee Director’ Stock Grant and Stock Option Plan), as amended from time to time.
“Restricted Stock” means an Award of shares of Common Stock granted pursuant to the Plan. Except as expressly provided herein or in the applicable Award Agreement, the term “Restricted Stock” shall include any Award of restricted stock units granted pursuant to Section 5 of the Plan.
“Shareholder Approval Date” means the date the Company’s shareholders approve this amendment and restatement of the Plan.
“Subsidiary” means (i) any corporation which is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Board designates as a Subsidiary for purposes of the Plan.
Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

3.	Shares Subject to the Plan.

Except as provided in Section 8, the aggregate number of shares of Common Stock that may be issued under the Plan is 1,850,000(2) shares. Such shares may include authorized but unissued shares of Common Stock, treasury shares or a combination of both. In the event the number of shares of Common Stock issued under the Plan and the number of shares of Common Stock subject to outstanding Awards equals the maximum number of shares of Common Stock authorized under the Plan, no further Awards shall be made under the Plan unless the Plan is amended or additional shares of Common Stock become available for further Awards under the Plan. Shares of Common Stock that are subject to stock options under the prior version(s) of the Plan that terminate, expire or are canceled without having been exercised, and any shares of Common Stock subject to a Restricted Stock Award that are forfeited, cancelled, or for any other reason do not vest shall again be available for subsequent Awards under the Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any stock option or Award granted under the Plan, as well as any shares exchanged by a Participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any stock option or Award granted under the Plan, shall not be available for subsequent Awards under the Plan.

4.	Administration of the Plan.

(a)Administration. The Plan shall be administered by the Board. Subject to the express limits of the Plan, the Board is authorized to:

(i)establish the terms and conditions of Awards granted and to be granted under the Plan;

(ii)establish the terms and conditions of any cash compensation to be paid under the Plan;

(iii)adopt, revise and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(iv)interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto), and otherwise settle all claims and disputes arising under the Plan; and

(v)otherwise supervise the administration of the Plan.

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(2) Currently, the aggregate share limit under the Plan is 2,000,000 shares of Common Stock. The aggregate share limit of 2,000,000 shares of Common Stock consists of (a) the 500,000 shares of Common Stock that were initially approved for issuance under the Plan upon its original adoption by the Board on July 30, 1996, plus (b) an additional 500,000 shares of Common Stock that were approved for issuance under the Plan by the Company’s shareholders at the 2006 Annual Meeting of Shareholders, with that sum adjusted to 2,000,000 shares to reflect the Company’s two-for-one stock split effected in the form of a 100% stock dividend in 2007. If shareholders approve this amended and restated version of the Plan, the aggregate share limit under the Plan will be reduced from 2,000,000 shares to 1,850,000 shares of Common Stock.

(b)Delegation to a Committee. The Board may delegate to a committee of the Board any or all of its authority for administration of the Plan and, if such delegation occurs, all references to the Board in the Plan shall be deemed references to the committee to the extent provided in the resolution establishing the committee or otherwise provided by the Board.

(c)Board Actions. Any action taken by, or inaction of, the Company, any Subsidiary, the Board, or any Board committee relating or pursuant to the Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award made or compensation provided under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. In making any determination or in taking or not taking any action under the Plan, the Board or a committee of the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

5.	Restricted Stock Grants

(a)Annual Award Grants. On each Eligibility Date, each Eligible Director who (unless otherwise determined by the Board) has not been an employee of the Company or any Subsidiary at any time during the immediately preceding 12 months shall automatically (without requiring any further action by the Board) be granted a Restricted Stock Award for a number of restricted shares of Common Stock equal to a Dollar amount approved by the Board divided by the Fair Market Value of a share of Common Stock on the date of grant. In the absence of a different determination by the Board in advance of the applicable Eligibility Date, such Dollar amount shall be $180,000. The Board has the authority to change the timing of the Restricted Stock Award grants, and the grant date Dollar value of the Restricted Stock Awards, from time to time (including, without limitation, the authority to provide for an initial Restricted Stock Award to an Eligible Director who is first appointed or elected to the Board or to make discretionary grants of Restricted Stock Awards to one or more Eligible Directors, in such amounts as the Board may determine) and may provide for one or more Restricted Stock Awards to be granted in the form of restricted stock units that will be payable upon vesting in an equal number of shares of Common Stock (in lieu of delivering restricted shares of Common Stock at the time of grant of the award); provided, however, that the aggregate Fair Market Value (determined as of the applicable date(s) of grant) of shares of Common Stock subject to Restricted Stock Awards granted under the Plan to any one individual in any one calendar year shall not exceed $275,000. The limits of this preceding sentence do not apply to, and shall be determined without taking into account, any award granted under any other equity incentive plan or authority of the Company or any of its Subsidiaries to an individual who, on the grant date of the award, served as an officer, employee or consultant of the Company or one of its Subsidiaries, provided that the award was granted to such individual in his or her capacity as an officer, employee or consultant. Furthermore, the limits of this Section 5(a) apply on an individual basis and not on an aggregate basis to all Eligible Directors as a group.

(b)Restricted Stock Awards. Stock certificates or book entries evidencing shares of restricted stock subject to a Restricted Stock Award pending the lapse of the restrictions shall bear a legend or notation making appropriate reference to the restrictions imposed hereunder and, if so provided by the Board, (if in certificate form) shall be held by the Company or by a third party designated by the Board until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and the provisions hereof. Restricted Stock Awards will be evidenced by an Award Agreement containing such terms and conditions which are not inconsistent with the terms of the Plan. In the event of any conflict between the Plan and any such Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(c)Vesting. Each Restricted Stock Award granted under this Section 5 shall become vested as to 100% of the total number of shares of Common Stock subject thereto upon the first to occur of (i) the first anniversary of the date of grant or (ii) a termination of service on the Board if such Eligible Director has completed a full term of service and he or she does not stand for re-election at the completion of such term. The Board has the authority to change such vesting provisions from time to time and may provide that any particular Award will be vested immediately after grant. Promptly after the vesting date and satisfaction of all applicable restrictions, the Company shall, as applicable, either remove the notations on any shares issued in book entry form that have met such conditions or deliver to the Participant holding the Award (to the extent that the certificate(s) had not previously been delivered) a certificate or certificates evidencing the number of the shares of Common Stock as to which the restrictions have lapsed. Book entries shall be made, or certificates shall be delivered, as applicable, evidencing vested shares (and any other amounts deliverable in respect thereof shall be delivered and paid) only to the Participant or his or her personal representative, as the case may be.

(d)Transfer Restrictions. Prior to the time that they have become vested, neither the restricted shares comprising any Restricted Stock Award, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 5(e)), may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (i) transfers to the Company, (ii) the designation of a beneficiary to receive benefits in the event of the Eligible Director’s death, or if the Eligible Director has died, transfers to the Eligible Director’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution.

(e)Voting; Dividends. After the applicable date of grant of a Restricted Stock Award, the Participant holding the Restricted Stock Award shall have voting rights and dividend rights with respect to the shares of Common Stock subject to the award. Any securities or other property receivable in respect of the shares subject to the award as a result of any dividend or other distribution (other than cash dividends), conversion or exchange of or with respect to the shares (“Restricted Property”) will be subject to the restrictions set forth in the Plan to the same extent as the shares to which such securities or other property relate and shall be held and accumulated for the benefit of the Participant, but subject to such risks. The Participant’s voting and dividend rights shall terminate immediately as to any shares that are forfeited back to the Company in accordance with Section 5(f).

(f)Effect of a Termination of Service. If a Participant ceases to be a member of the Board for any reason, any shares subject to the Participant’s Restricted Stock Award that are not fully vested and free from restriction as of the Participant’s termination of service (and do not vest in connection with such termination of service) shall thereupon be forfeited and returned to the Company.

(g)Awards to Certain Non-U.S. Participants. As to any Award granted pursuant to Section 5(a) to a Participant who at the time of grant is resident outside of the United States, the Board may, to the extent it determines necessary or advisable in the circumstances, provide that such Award shall be made in the form of restricted stock units that will be payable upon vesting in an equal number of shares of Common Stock (in lieu of delivering restricted shares of Common Stock at the time of grant of the award). The Participant shall have no voting or other rights as a stockholder of the Company with respect to such restricted stock units until such time as shares of Common Stock are actually issued to and held of record by the Participant; provided, however, that the Board may provide in the Award Agreement for the Participant to hold dividend equivalent rights in respect of any outstanding and unpaid restricted stock units.

6.	Cash Compensation.

The Board is authorized under the Plan to structure cash compensation arrangements for Eligible Directors for their service on the Board and Board committees. Such compensation arrangements may include, without limitation, Board retainers, retainers for service on committees of the Board, meeting fees, fees for service as a chair of the Board or a committee of the Board, and fees for service as a lead independent director. The Board has the authority to determine the terms and conditions of those cash compensation arrangements from time to time; provided, however, that the aggregate cash compensation paid to an Eligible Director in any one fiscal year of the Company under the authority of the Plan shall not exceed $125,000. The limits of this preceding sentence do not apply to, and shall be determined without taking into account, the following: (i) any compensation or benefits granted, provided, paid or payable under any other plan or authority of the Company or any of its Subsidiaries, (ii) any compensation or benefits granted, provided, paid or payable for service to the Company or any of its Subsidiaries in any other capacity (such as, without limitation, as an officer, employee, or consultant), and (iii) any amount payable with respect to any period prior to the Company’s fiscal year 2017. Furthermore, the limits of this Section 6 apply on an individual basis and not on an aggregate basis to all Eligible Directors as a group.

7.	Amendment and Termination.

The Board may amend, alter, suspend or terminate the Plan in whole or in part at any time and from time to time. Shareholder approval for an amendment shall be required only to the extent required by applicable law; provided, however, that shareholder approval shall be required for any amendment that would increase the aggregate limit provided in Section 3 on the number of shares that may be issued under the Plan (other than pursuant to an adjustment made under Section 8(a) of the Plan), the annual limit provided in Section 5(a) on the value of Awards that may be granted to any Eligible Director under the Plan or the annual limit provided in Section 6 on the cash compensation that may be paid to any Eligible Director under the Plan. The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent. Notwithstanding any provision herein to the contrary, the Board shall have broad authority to amend the Plan or any Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

8.	Changes in Capital Structure.

(a)In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, reverse stock split, combination or exchange of shares or an extraordinary dividend, (i) such proportionate adjustments as may be necessary (in the form determined by the Board in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Award, and the exercise price of each outstanding option granted under the Plan and (ii) the Board may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion.

(b)In the event of a Change in Control of the Company, all shares subject to Restricted Stock Awards then outstanding under the Plan shall vest 100% free of restrictions as of the date of the Change in Control.

A “Change in Control” shall be deemed to have occurred when (A) any Person (other than (x) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or (y) Maurice Marciano or Paul Marciano, the members of their families, their respective estates, spouses, heirs and any trust of which any one or more of the foregoing are the trustors, the trustees and/or the beneficiaries, or any other entity controlled by one or more of them (collectively such persons, estates, trusts, and entities referred to in this clause (y), the “Permitted Holders”)), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”), shall become the Beneficial Owner of both (i) thirty-five percent (35%) or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than an Acquiring Person on whose behalf the offer is being made)) and (ii) more shares of Common Stock or more Combined Voting Power of the Company than are at such time Beneficially Owned by the Permitted Holders, (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing

Directors”), cease for any reason to constitute a majority of the Board, (C) there is a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation following any such merger or consolidation (the “Surviving Entity”) or any Parent of such Surviving Entity) at least 80% of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or (D) there is a complete liquidation or dissolution of the Company or all or substantially all of the Company’s assets are sold; provided, however, that a Change in Control shall not be deemed to have occurred in the event of (x) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company or (y) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

9.	Unfunded Status of the Plan.

The Plan is unfunded. Nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

10.	Effective Date and Term of the Plan.

This amendment and restatement of the Plan is effective immediately upon the Shareholder Approval Date. Awards granted under the Plan prior to the Shareholder Approval Date shall be governed by the provisions of the version of the Plan in effect on the date of grant of the Award. Awards granted under the Plan on or after the Shareholder Approval Date shall be subject to the terms and conditions set forth herein and any applicable amendment hereof.
The Plan shall continue in effect until the earlier of (a) ten years from the Shareholder Approval Date or (b) the termination of the Plan by action of the Board. No Awards shall be granted pursuant to the Plan on or after such termination date, but Awards granted prior to such date (and the authority of the Board with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan. The Board shall have the right to suspend or terminate the Plan at any time except with respect to any Awards then outstanding.

11.	General Provisions.

(a)Representations by Participants. The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring the shares of Common Stock without a view to distribution or other disposition thereof. Such shares may include any legend or notation, as applicable, that the Company deems appropriate to reflect any restrictions on transfer.

(b)Continuance of Service Required. The vesting schedule applicable to an Award requires continued service through each applicable vesting date as a condition to the vesting of the Award and the rights and benefits under the Plan. Service for only a portion of a vesting period, even if substantial, will not entitle the award recipient to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 5(f). Nothing contained in the Plan constitutes a service commitment by the Company, confers upon any Award recipient any right to remain in service to the Company, interferes in any way with the right of the Company at any time to terminate such service, or affects the right of the Company or any affiliate to increase or decrease the recipient’s other compensation.

(c)No Restrictions on Adoption of Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements (subject to shareholder approval, if such approval is required) and such arrangements may be either generally applicable or applicable only in specific cases. Without limiting the generality of the preceding sentence, nothing in the Plan limits the authority conferred under any other equity incentive plan of the Company.

(d)No Right to Re-Election. The adoption of the Plan shall not interfere in any way with the right of the Company to terminate its relationship with any of its directors at any time.

(e)No Stockholder Rights. Except as otherwise expressly authorized by the Board or the Plan: (a) a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant, and (b) no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

(f)Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any Award or cash compensation provided under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Board regarding the payment of any applicable taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, in accordance with rules and procedures established by the Board, the required withholding obligations with respect to an Award may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement or Common Stock that is payable in connection with such Award. The obligation of the Company under the Plan shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes (with respect to an Award or cash compensation) from any payment of any kind (including, without limitation, cash compensation) otherwise due to the Participant.

(g)Applicable Law. The Plan shall be governed by and subject to the laws of the State of Delaware (without giving effect to conflicts of law principles) and to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

(h)Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the

Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

(i)Compliance with Rule 16b-3. The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Board shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith.

(j)Expenses. All expenses and costs in connection with the administration of the Plan shall be borne by the Company.

(k)Headings. The headings of sections herein are included for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.